SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

check the appropriate box:

|X| Preliminary Proxy Statement
|_|  Confidential,  for Use of the Commission Only
     (as permitted by Rule  14a-6(e)(2))
|_| Definitive Proxy Statement
|_| Definitive  Additional  Materials
|_| Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               C-PHONE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)
               Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

--------------------------------------------------------------------------------
         1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
         2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
         4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
         5) Total fee paid:

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount previously paid:

--------------------------------------------------------------------------------
         2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
         3) Filing Party:

--------------------------------------------------------------------------------
         4) Date Filed:

                               C-PHONE CORPORATION
                             6714 NETHERLANDS DRIVE
                        WILMINGTON, NORTH CAROLINA 28405


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON AUGUST 1, 1997


         The Annual Meeting of shareholders of C-Phone Corporation (the "Company") will be held at the Landfall Park Hampton Inn & Suites, 1989 Eastwood Road, Wilmington, North Carolina at 9:00 a.m., on August 1, 1997, for the following purposes:

         1. To elect six directors to serve until the next Annual Meeting of shareholders and until their respective successors are elected and qualified;

         2. To approve the issuance of up to 2,501,001 shares of the Company's common stock upon exercise of "contingent value rights" granted to investors in the Company's March 1997 private placement;

         3. To approve an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of common stock from ten million shares of common stock to twenty million shares of common stock;

         4. To approve an amendment to the Company's Certificate of Incorporation to authorize the Company to issue up to one million shares of preferred stock;

         5. To ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants for the fiscal year ending February 28, 1998; and

         6. To transact such other business as properly may come before the Annual Meeting and any adjournments thereof.

         The Board of Directors has fixed the close of business on June 12, 1997 as the record date for determining shareholders entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.



                                 By Order of the Board of Directors,


                                 Tina L. Jacobs,
                                 SECRETARY
June __, 1997


IMPORTANT: THE COMPANY INVITES YOU TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY AND RETURNING IT PROMPTLY TO THE COMPANY IN THE ENCLOSED SELF-ADDRESSED, POSTAGE PREPAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                               C-PHONE CORPORATION
                             6714 NETHERLANDS DRIVE
                        WILMINGTON, NORTH CAROLINA 28405

                                    ---------

                                 PROXY STATEMENT

                                    ---------

                       1997 ANNUAL MEETING OF SHAREHOLDERS


         This Proxy Statement is furnished to shareholders of C-Phone Corporation, a New York corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the Annual Meeting of shareholders of the Company (the "Annual Meeting") to be held at 9:00 a.m. on August 1, 1997 at the Landfall Park Hampton Inn & Suites, 1989 Eastwood Road, Wilmington, North Carolina, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement, the attached Notice of Annual Meeting, the accompanying form of proxy and the Annual Report to shareholders for the fiscal year ended February 28, 1997 ("Fiscal 1997") are first being sent to shareholders of the Company on or about June , 1997.

         Only shareholders of record at the close of business on June 12, 1997 (the "Record Date") are entitled to notice of, and to vote at, the Annual
Meeting or any adjournment thereof. On the Record Date, there were issued and outstanding 5,202,856 shares of the Company's common stock, par value $.01 per share (the "Common Stock"). All of such shares are of one class, with equal voting rights, and each holder thereof is entitled to one vote on all matters voted on at the Annual Meeting for each share registered in such holder's name.

         Presence in person or by proxy of holders of 2,601,429 shares of Common Stock will constitute a quorum at the Annual Meeting. Assuming a quorum is present, (i) directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote, (ii) the proposals to approve the amendments (the "Charter Amendments") to the Company's Certificate of Incorporation (a) to increase the authorized number of shares of common stock from ten million shares of common stock to twenty million shares of common stock, and (b) to authorize the issuance of up to one million shares of preferred stock will require the affirmative vote of the holders of a majority of all outstanding shares entitled to vote at the Annual Meeting, and (iii) all other matters to come before the Annual Meeting, including (a) the proposal to approve the issuance of up to 2,501,001 shares (the "Rights Shares") of Common Stock upon exercise of "contingent value rights" granted to investors in the Company's March 1997 private placement, and (b) ratification of the selection of Coopers & Lybrand L.L.P., as independent accountants for the current fiscal year, will require the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of shares entitled to vote.

         If a shareholder, present in person or by proxy, abstains on any matter, the shareholder's shares will not be voted on such matter. Abstentions may be specified on all proposals submitted to a shareholder vote, other than the election of directors. In accordance with New York law, abstentions will not be counted in determining the votes cast in connection with the approval of the issuance of the Rights Shares or the ratification of the selection of independent accountants. However, abstentions are considered in determining the number of votes required to approve the Charter Amendments. Thus, an abstention from voting on such matters has the same legal effect as a vote "against" the matter, even though a shareholder may interpret such action differently. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals.

         A proxy submitted by a shareholder also may indicate that all or a portion of the shares represented by such proxy are not being voted by such shareholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain matters in the absence of instructions from the beneficial owner of the shares. Brokers who hold shares in street name have the authority to vote on certain routine matters on which they have not received instructions from their beneficial owners. Brokers holding shares in street name, who do not receive instructions, are entitled to vote on the election of directors and ratification of the appointment of the independent accountants, since such matters are considered to be routine, but will not be entitled to vote on the proposals to approve the Charter Amendments or the proposal to approve the issuance of the Rights Shares, since such matters are not considered to be routine. Under applicable New York law, "broker non-votes" on any proposal (where a broker submits a proxy but does not have authority to vote a customer's shares on such proposal) will be considered to be not entitled to vote on that proposal and, thus, will not be counted in determining whether such proposal receives the vote of the required amount of shares present and entitled to vote at the Annual Meeting. Since a broker is not required to vote shares held in "street name" in the absence of instructions from the beneficial shareholder and, in the absence of instructions, is not permitted to vote on the proposals to approve the Charter Amendments and the issuance of the Rights Shares, a shareholder's failure to instruct his or her broker may result in the shareholder's shares not being voted.

         A proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained thereon. If no specific instructions are indicated on the proxy, the shares represented thereby will be voted FOR the (i) election of the persons nominated herein as directors, (ii) approval of the issuance of the Rights Shares, (iii) approval of the Charter Amendments, and (iv) ratification of the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants for the current fiscal year; as well as FOR the transaction of such other business as properly may come before the Annual Meeting.

         Each proxy granted may be revoked by the person granting it at any time
(i) by giving  written  notice to such effect to the  Secretary  of the Company,
(ii) by execution and delivery of a proxy bearing a later date, or (iii) by attendance and voting in person at the Annual Meeting; except as to any matter upon which, prior to such revocation, a vote shall have been cast at the Annual Meeting pursuant to the authority conferred by such proxy. The mere presence at the Annual Meeting of a person appointing a proxy does not revoke the appointment.


                             PRINCIPAL SHAREHOLDERS

         Set forth below is information, as of June 12, 1997, with respect to the beneficial ownership of the Common Stock by (i) each person or group who is known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of the current directors of the Company (who also constitute the nominees for election as directors at the Annual Meeting),
(iii) each of the executive officers of the Company named in the "Summary Compensation Table" below, and (iv) all executive officers and directors of the Company, as a group (eight persons). Except as indicated in the footnotes to this table, the Company believes that the persons named in this table have sole voting and investment power with respect to the shares of Common Stock indicated.

NAME                                 SHARES BENEFICIALLY OWNED        PERCENT OF CLASS
---------------                      -------------------------        ----------------
Daniel P. Flohr                                 1,156,745(1)                     22.2%
Tina L. Jacobs                                  1,156,745(1)                     22.2%
Dan Purjes                                        448,042(2)                      8.2%
Stuart E. Ross                                     38,333(3)                         *
Seymour L. Gartenberg                              25,000(4)                         *
E. Henry Mize                                      11,000(5)                         *
Donald S. McCoy                                     7,500(6)                         *
All executive officers and
 directors, as a group                          1,280,578(7)                     24.1%

--------------------------------
  *      less than 1%

(1) Consists of (i) 767,854 shares owned directly by Mr. Flohr, 250,000 of which have been deposited in escrow to secure the timely fulfillment by the Company of certain of its obligations made in connection with the Company's March 1997 private placement (see "Approval of the Issuance of the Rights Shares"), (ii) 378,481 shares owned directly by Ms. Jacobs, and (iii) 10,410 shares owned by a trust (the sole trustee of which is Mr. Flohr's mother) for the benefit of Mr. Flohr's and Ms. Jacobs' minor daughter. Mr. Flohr and Ms. Jacobs are husband and wife and their address is c/o C-Phone Corporation, 6714 Netherlands Drive, Wilmington, North Carolina 28405.

(2) Consists of (i) 111,521 shares owned directly by Mr. Purjes, (ii) 116,521 shares issuable upon exercise of warrants (issued by the Company in connection with its 1994 initial public offering) owned by Mr. Purjes, and (iii) 70,000 shares owned by WBM LLC and 150,000 shares issuable upon exercise of warrants (issued by the Company in connection with its March 1997 private placement) owned by WBM LLC. WBM LLC is an affiliate of Josephthal Lyon & Ross Incorporated ("JLR"). Mr. Purjes, the Chairman and Chief Executive Officer of JLR, is the managing member of WBM LLC. Does not include (i) any Rights Shares which may be issued to Mr. Purjes or to WBM LLC, or (ii) any of the 250,000 shares (referred to in Note (1) above) deposited by Mr. Flohr in escrow with JLR. See "Approval of the Issuance of the Rights Shares." Mr. Purjes' address is c\o Josephthal Lyon & Ross Incorporated, 200 Park Avenue, New York, New York 10166.

(3) Consists of shares issuable upon exercise of that portion of options granted pursuant to the Company's 1994 Stock Option Plan (the "Stock Option Plan") that are presently exercisable or are scheduled to become exercisable on or before September 3, 1997.

(4)      Consists of (i) 15,000  shares owned  directly by Mr.  Gartenberg,  and
         (ii) 10,000 shares issuable upon exercise of that portion of options granted pursuant to the Stock Option Plan that are presently exercisable or are scheduled to become exercisable on or before September 3, 1997.

(5) Consists of (i) 1,000 shares owned directly by Mr. Mize, and (ii) 10,000 shares issuable upon exercise of that portion of options granted pursuant to the Stock Option Plan that are presently exercisable or are scheduled to become exercisable on or before September 3, 1997.

(6)      Consists of shares  issuable  upon  exercise of that portion of options granted pursuant to the Stock Option Plan that are presently exercisable or are scheduled to become exercisable on or before September 3, 1997.

(7)      Consists of (i) the shares  referred to in notes (1), (3), (4), (5) and
         (6) to this table, (ii) 7,000 shares owned directly by executive officers of the Company, and (iii) 35,000 shares issuable upon exercise of that portion of options granted to such executive officers pursuant to the Stock Option Plan that are presently exercisable or are scheduled to become exercisable on or before September 3, 1997.

         The Company does not know of any arrangements, including any pledge by any person of securities of the Company, the operation of which at a subsequent date may result in a change in control of the Company.

         Based solely upon a review of Forms 3, 4 and 5 filed with the Securities and Exchange Commission and the Company under the Securities Exchange Act of 1934 (the "Exchange Act") and a review of written representations received by the Company, no person who at any time during Fiscal 1997 was a director, executive officer or beneficial owner of 10% or more of the outstanding shares of Common Stock failed to file, on a timely basis, reports required by Section 16(a) of the Exchange Act, except that (i) Stuart E. Ross, a Director and executive officer of the Company, inadvertently filed late a Form 4 for November 1996 reporting one transaction involving the acquisition of options to purchase Common Stock granted pursuant to the Stock Option Plan, and (ii) David DeSimone, an executive officer of the Company, inadvertently filed late a Form 3 for September 1996 reporting his initial ownership of Common Stock and an option to purchase Common Stock granted pursuant to the Stock Option Plan.

                              ELECTION OF DIRECTORS
                           (ITEM 1 ON THE PROXY CARD)

DIRECTORS AND NOMINEES

         The Company's By-Laws provide for a Board of Directors of not less than three directors. The Board of Directors has fixed the number of directors at six. The persons named in the accompanying form of proxy, unless otherwise instructed, intend to vote the shares of Common Stock covered by valid proxies FOR the election of the six persons named in the following table, each of whom has been designated by the Board of Directors as a nominee for election as director. In the event that any of such persons does not continue to be available for election, the persons named in the accompanying form of proxy will have discretionary power to vote for a substitute and will have discretionary power to vote or withhold their vote for any additional nominees named by shareholders. There are no circumstances presently known to the Board of Directors which would render any of the following persons unavailable to continue to serve as a director, if elected.

      NAME                          AGE              POSITIONS WITH THE COMPANY
      ----                          ---              --------------------------

Daniel P. Flohr                      42              Chairman of the Board, President and Chief Executive
                                                      Officer; and Director since March 1986

Tina L. Jacobs                       37              Executive Vice President, Chief Operating Officer,
                                                      Secretary and Treasurer; and Director since March 1986

Stuart E. Ross                       37              Vice President and Director of Engineering;
                                                      and Director since December 1993

E. Henry Mize                        55              Director since June 1994

Seymour L. Gartenberg                66              Director since August 1994

Donald S. McCoy                      66              Director since September 1995

         The business experience of each of the foregoing persons, during the past five years, is as follows:

         DANIEL P. FLOHR co-founded the Company in March 1986 with Ms. Jacobs and has served as the President and a director for more than the past five years.

         TINA L. JACOBS co-founded the Company in March 1986 with Mr. Flohr and has served as an executive officer and a director for more than the past five years.

         STUART E. ROSS joined the Company in January 1994, after acting as an independent consulting engineer to the Company, through New Potato Technologies, Inc. ("NPT"), during the initial development of the Company's video conferencing products. For more than five years prior thereto, Mr. Ross was the principal of NPT, an engineering consulting and creative design firm specializing in electronic media, software design, consumer electronics and communications systems.

         E. HENRY MIZE has been a private investor since 1992. For more than five years prior thereto, Mr. Mize was employed by Philip Morris USA, a consumer goods company, and had been its Vice President, Regional Sales for the Northeast and Southeast United States.

         SEYMOUR L. GARTENBERG has been a business consultant and private investor since 1991 and President of The City College Fund, a non-profit organization located in New York City, since October 1993. Until he retired in 1991, Mr. Gartenberg had been employed by Sony Music Entertainment Inc. (and its predecessors, CBS Records Inc. and CBS/Records Group, a division of CBS Inc.), a multinational record company, as Executive Vice President for more than five years prior thereto.

         DONALD S. MCCOY has been a technology assessment and planning consultant, specializing in the field of consumer electronics for more than the past five years. Dr. McCoy was Vice President, Technology of CBS Inc. from 1983 to 1987 and general manager of the CBS Technology Center from 1979 to 1987.

         All directors hold office until the next Annual Meeting of shareholders of the Company and until their successors are elected and qualified or until their earlier resignation. Except with respect to Mr. Flohr and Ms. Jacobs, there are no family relationships among the directors or executive officers of the Company.

         In connection with the Company's August 1994 initial public offering, the Company agreed to use its best efforts, until August 1997, to cause one individual, if designated by Josephthal Lyon & Ross Incorporated ("JLR"), the managing underwriter of such offering, to be elected to the Company's Board of Directors. To date, JLR has not exercised its right to designate such an individual.

         The business and affairs of the Company are managed under the direction of the Board of Directors. The Board has responsibility for establishing broad corporate policies and for the overall performance of the Company, rather than day-to-day operating details. Members of the Board of Directors are kept informed of the Company's business by various reports and documents sent to them at least quarterly, as well as by reports presented at meetings of the Board and its Committees by executive officers and other employees of the Company.

         The Board of Directors has an Audit Committee and a Compensation Committee, the members of which serve at the discretion of the Board of Directors. The Audit Committee, which currently consists of Mr. Gartenberg (Chairman), Ms. Jacobs, Dr. McCoy and Mr. Mize, among other things, confers with the independent accountants and financial officers of the Company, recommends to the Board of Directors the independent accountants to be selected to audit the Company's annual financial statements and approves any special assignments given to such accountants. The Compensation Committee, which currently consists of Mr. Mize (Chairman), Mr. Gartenberg and Dr. McCoy, among other things, reviews the compensation levels of the Company's executive officers and makes recommendations to the Board of Directors regarding salaries and incentive programs. The Compensation Committee also administers the Stock Option Plan and make grants thereunder.

         During Fiscal 1997, there were eight meetings of the Board of Directors, five meetings of the Compensation Committee and four meetings of the Audit Committee. During this period, each director attended at least 75% of the total number of all meetings of the Board of Directors held during the period that he or she served as a director and of the committees thereof on which he or she served.

         The Board of Directors does not have a separate nominating committee. The Board of Directors will consider nominees recommended by shareholders for election as director at the 1998 Annual Meeting, provided that any such recommendation is submitted in writing by February 28, 1998 to the Board of Directors, c/o the Secretary of the Company, 6714 Netherlands Drive, Wilmington, North Carolina 28405, accompanied by a description of the proposed nominee's qualifications and other relevant biographical information and the consent of the proposed nominee to serve.

         The Company currently pays its non-employee directors an annual fee of $5,000 and reimburses them for out-of-pocket expenses incurred in connection with their services as directors. The Company's non-employee directors (Seymour
L. Gartenberg, E. Henry Mize and Donald S. McCoy) were granted non-qualified options to purchase 5,000 shares of Common Stock under the Stock Option Plan, at the time they were first elected to the Board of Directors. During Fiscal 1997, the Company determined that, in addition to their initial grant of options, non-employee directors should receive an annual grant of options for 2,500 shares of Common Stock for each year of service. As a result, Mr. Gartenberg and Mr Mize, who had been serving as directors since 1994, each received additional options to purchase 5,000 shares of Common Stock, and Dr. McCoy, who was first elected to the Board in 1995, received additional options to purchase 2,500 shares of Common Stock. All of the options granted in Fiscal 1997 are exercisable at $3.00 per share, the fair market value of the Common Stock at the date of grant. It is anticipated that, after the 1997 Annual Meeting, grants of non-qualified options to purchase 2,500 shares of Common Stock (exercisable at the fair market value of the Common Stock at the date of grant) under the Stock Option Plan will be made to the non-employee directors elected by the shareholders to the Board of Directors at the 1997 Annual Meeting.

EXECUTIVE OFFICERS OF THE COMPANY

         Executive officers of the Company are appointed by, and serve at the discretion of, the Board of Directors. In addition to Mr. Flohr, Ms. Jacobs and Mr. Ross, whose business experience is set forth above, the executive officers of the Company are as follows:

               NAME                 AGE             POSITIONS WITH THE COMPANY
               ----                 ---             --------------------------

         Paul H. Albritton          54              Vice President and Chief Financial Officer

         David DeSimone             42              Vice President, Marketing and Sales

         PAUL H. ALBRITTON has been Vice President and Chief Financial Officer of the Company since May 1994. From 1992 until he joined the Company, Mr. Albritton was self-employed as a business consultant and, in such capacity, consulted for the Company during April 1994. For more than the five years prior to 1992, Mr. Albritton was employed by Acton Corporation (now Sunstates Corporation), a public company engaged in automobile insurance underwriting, manufacturing and certain other businesses, where he was Executive Vice President and a director.

         DAVID DESIMONE has been Vice President of Marketing and Sales of the Company since September 1996. From 1981 until he joined the Company, Mr. DeSimone was employed by MCI Telecommunications Corporation, a national long-distance telecommunications services company, and had been its Director of Marketing for the Integrated Client Services Division from 1994 to 1996 and Regional Sales Manager for Business Markets from 1992 until 1994.

EXECUTIVE COMPENSATION

         The following table sets forth information concerning compensation for services in all capacities awarded or paid to or earned by the Company's chief executive officer and the other executive officers of the Company who received cash compensation from the Company aggregating at least $100,000 during Fiscal 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM COMPENSATION
                                                      ANNUAL COMPENSATION(1)               AWARDS
                                                      -------------------                  ------

NAME AND                                  FISCAL                                    NUMBER OF SECURITIES
PRINCIPAL POSITION                         YEAR                       SALARY       UNDERLYING OPTIONS (#)
------------------                         ----                       ------       ----------------------

Daniel P. Flohr(2)                         1997                       $130,000               --
  President and Chief                      1996                       $130,000               --
  Executive Officer                        1995                       $140,769               --

Tina L. Jacobs(3)                          1997                       $110,000               --
  Executive Vice President and             1996                       $110,000               --
  Chief Operating Officer                  1995                       $120,772               --

Stuart E. Ross(4)                          1997                       $100,000           30,850 shares(5)
  Vice President and                       1996                       $100,000           10,000 shares(5)
  Director of Engineering                  1995                       $100,000           25,000 shares(5)

-------------------------

(1) During each of the three fiscal years ended February 28, 1997, the Company provided certain personal benefits to its executive officers which benefits to any such individual did not exceed the lesser of $50,000 or 10% of the cash compensation received by such individual.

(2) Pursuant to an amendment to Mr. Flohr's employment agreement, effective August 26, 1994, his annual base salary was reduced from $150,000 to $130,000. In addition, for Fiscal 1997, Mr. Flohr was given the opportunity to receive a minimum bonus of $100,000 if certain performance goals were achieved (which did not occur). See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

(3) Pursuant to an amendment to Ms. Jacobs' employment agreement, effective August 26, 1994, her annual base salary was reduced from $130,000 to $110,000. In addition, for Fiscal 1997, Ms. Jacobs was given the opportunity to receive a minimum bonus of $100,000 if certain performance goals were achieved (which did not occur). See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

(4)      See   "Employment   Contracts  and   Termination   of  Employment   and
         Change-in-Control Arrangements."

(5) Represents incentive stock options granted under the Stock Option Plan. See "Stock Option Plan."


STOCK OPTION PLAN

STOCK OPTIONS GRANTED IN FISCAL 1997

         The following table sets forth information concerning individual grants of stock options made during Fiscal 1997 to each of the Company's executive officers named in the Summary Compensation Table who received a grant of stock options during Fiscal 1997. The Company did not grant any stock appreciation rights during Fiscal 1997.

                                NUMBER OF                % OF TOTAL
                                SECURITIES               OPTIONS
                                UNDERLYING               GRANTED TO              EXERCISE
                                OPTIONS                  EMPLOYEES IN            PRICE
 NAME                           GRANTED (#)              FISCAL YEAR             ($/SH)              EXPIRATION DATE
 ----                           -----------              -----------             ------              ---------------

Stuart E. Ross                  10,850 shares(1)              7.2%               $3.125              November 11, 2001
                                20,000 shares(2)             13.2%               $3.375              August 8, 2001

------------------------

(1) The options were granted pursuant to the Stock Option Plan by the Stock Option Committee on November 6, 1996, are incentive stock options, have an option price equal to the fair market value on the date of grant and vest one year after the date of grant.


(2) The options were granted pursuant to the Stock Option Plan by the Stock Option Committee on August 1, 1996, are incentive stock options, have an option price equal to the fair market value on the date of grant and vest in three substantially equal annual installments commencing one year after the date of grant.

STOCK OPTIONS HELD AT THE END OF FISCAL 1997

         The following table sets forth the total number of exercisable and un-exercisable stock options held by each of the Company's executive officers named in the Summary Compensation Table who held any stock options as of February 28, 1997. No options to purchase Common Stock were exercised by any of the Company's executive officers during Fiscal 1997 and no stock appreciation rights were outstanding during Fiscal 1997.


                                        NUMBER OF SECURITIES                           VALUE OF UNEXERCISED
                                   UNDERLYING UNEXERCISED OPTIONS                      IN-THE-MONEY OPTIONS
                                        AT FEBRUARY 28, 1997                           AT FEBRUARY 28, 1997
                                        ---------------------                          --------------------

    NAME                     EXERCISABLE            UNEXERCISABLE             EXERCISABLE           UNEXERCISABLE
    ----                     -----------            -------------             -----------           -------------

Stuart E. Ross               20,000 shares          45,850 shares               $34,167               $200,827


DESCRIPTION OF STOCK OPTION PLAN

         The Stock Option Plan was adopted by the Board of Directors of the Company on August 16, 1994 and approved by shareholders of the Company on August 4, 1995. The Board of Directors adopted certain amendments to the Stock Option Plan on November 28, 1995 and August 1, 1996. The Stock Option Plan, as amended, authorizes the issuance, within ten years from the date of its adoption, of options covering up to 500,000 shares of Common Stock (subject to adjustment in certain circumstances) to directors, executive officers and other key employees of, and consultants to, the Company. As of May 30, 1997, options for an aggregate of 17,156 shares of Common Stock granted under the Stock Option Plan had been exercised, options for 292,710 shares of Common Stock, at exercise prices ranging from $2.375 to $10.625 per share, were outstanding under the Stock Option Plan and 190,134 shares of Common Stock were available for the grant of future options under the Stock Option Plan. The Stock Option Plan is intended to provide an incentive to continued employment or association of such key employees and other individuals by enabling them to acquire a proprietary interest in the Company and by offering comparable incentives to enable the Company better to attract, compete for and retain highly qualified individuals, as well as to associate the interests of such persons with those of the Company and its shareholders.

         Options granted under the Stock Option Plan may be either "Incentive Stock Options" as that term is defined in Section 422 of the Internal Revenue Code of 1986, or options which do not qualify as Incentive Stock Options ("Non-Qualified Stock Options").

         Incentive Stock Options may be granted only to employees of the Company. An Incentive Stock Option must expire within ten years from the date it is granted (five years in the case of such options granted to a holder of more than 10% of the outstanding Common Stock). Incentive Stock Options are first exercisable not earlier than one year from the date of grant. The exercise price of an Incentive Stock Option must be at least equal to the fair market value of the Common Stock on the date such Incentive Stock Option is granted (or 110% of the fair market value of the Common Stock in the case of such options granted to a holder of more than 10% of the outstanding Common Stock). To the extent that the aggregate fair market value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year exceeds $100,000, such options will be treated as Non-Qualified Stock Options.

         The Company may issue Non-Qualified Stock Options under the Stock Option Plan to executive officers, directors and key employees of the Company and advisors and consultants to the Company. The exercise price of Non-Qualified Stock Options must be at least equal to the fair market value of the Common Stock on the date such Options are granted and will have such expiration date and vesting schedule as determined by the Stock Option Committee at the time of grant.

         Prior to its amendment in August 1996, the Stock Option Plan provided for a one-time grant to each non-employee director of the Company of Non-Qualified Stock Options to purchase 5,000 shares of Common Stock at the time when he or she was first elected to the Board of Directors. Such Non-Qualified Stock Options have an exercise price equal to the fair market value of the Common Stock on the date of grant, vest one year after the date of grant and expire ten years after the date of grant.

         Payment of the exercise price upon exercise of an option must be paid in cash or, if permitted by the applicable option agreement, by delivery of shares of Common Stock, currently exercisable options to acquire

Common Stock or other property valued at its then fair market value. Options are not transferable by the optionee, other than by will or applicable laws of descent and distribution. In the event of termination of the optionee's relationship with the Company other than for cause, the optionee's options will expire on the earlier of stated expiration or three months after the date of termination (except in the case of death, disability or retirement, in which event the period is extended to 12 months). Upon a change in control of the Company, all outstanding options become immediately exercisable in full.

EMPLOYMENT  CONTRACTS  AND  TERMINATION  OF  EMPLOYMENT  AND   CHANGE-IN-CONTROL
ARRANGEMENTS

         Daniel Flohr serves as President and Chief Executive Officer of the Company pursuant to an employment agreement, dated as of March 1, 1994, as amended, at an annual base salary of $130,000. Pursuant to this agreement, Mr. Flohr was entitled to receive incentive compensation for Fiscal 1997 if certain performance goals (which were not achieved) were attained. It is anticipated that the Compensation Committee of the Board of Directors will establish an incentive bonus arrangement, based upon the Company attaining certain levels of performance, for Fiscal 1998; however, neither the amount of such incentive, nor the levels of performance to be attained, has yet been determined. Mr. Flohr's employment agreement is automatically renewed annually unless notice of non-renewal is given by either party at least six months prior to the end of the then current term. In the event that Mr. Flohr's employment is terminated by the Company for any reason without cause and prior to expiration of the then current term, Mr. Flohr would be entitled to receive, in one lump sum, the aggregate base salary that he would have received had he been employed through the end of the then current term.

         Tina Jacobs serves as Executive Vice President and Chief Operating Officer of the Company pursuant to an employment agreement, dated as of March 1, 1994, as amended, at an annual base salary of $110,000. Pursuant to this agreement, Ms. Jacobs was entitled to receive incentive compensation for Fiscal 1997 if certain performance goals (which were not achieved) were attained. It is anticipated that the Compensation Committee of the Board of Directors will establish an incentive bonus arrangement, based upon the Company attaining certain levels of performance, for Fiscal 1998; however, neither the amount of such incentive, nor the levels of performance to be attained, has yet been determined. Ms. Jacobs' employment agreement is automatically renewed annually unless notice of non-renewal is given by either party at least six months prior to the end of the then current term. In the event that Ms. Jacobs' employment is terminated by the Company for any reason without cause and prior to expiration of the then current term, Ms. Jacobs would be entitled to receive, in one lump sum, the aggregate base salary that she would have received had she been employed through the end of the then current term.

         Stuart Ross serves as Director of Engineering of the Company pursuant to an employment agreement, dated as of December 30, 1993, which is automatically renewed at the end of each calendar year unless notice of non-renewal is given by either party at least 90 days prior to the end of the then current year. Mr. Ross' annual base salary was increased from $100,000 to $115,000, effective May 7, 1997. In the event that Mr. Ross' employment is terminated by the Company without cause, Mr. Ross would continue to receive his salary for a period equal to the lesser of (i) two months, and (ii) the balance of the term of his employment agreement. Mr. Ross' employment agreement also provides that, for a period of three years following his termination of employment, he will not, in any capacity, compete with the Company. In August 1996, the Company granted Mr. Ross an option expiring on August 1, 2001 to purchase 20,000 shares of Common Stock at an exercise price of $3.375 per share, which option vests in three equal annual installments beginning on August 1, 1997 and expires on August 1, 2001. In November 1996, the Company granted Mr. Ross an additional option expiring on November 6, 2001 to purchase 10,850 shares of Common Stock at an exercise price of $3.125 per share, which option vests on November 6, 1997 and expires on November 6, 2001. See "Stock Option Plan."

         David DeSimone serves as Vice President of Marketing and Sales of the Company pursuant to a two-year employment agreement, dated as of August 15, 1996, at an annual base salary of $100,000. At the commencement of his employment with the Company, and to assist him in his relocation to Wilmington, North Carolina, Mr. DeSimone received a non-accountable relocation expenses payment of $35,000. Pursuant to his employment agreement, Mr. DeSimone is entitled to receive incentive compensation for Fiscal 1998 and Fiscal 1999 ranging from (i) $30,000, if net sales of the Company (excluding sales of C-Phone Home) for Fiscal

1998 reach $4 million, to (ii) $300,000 if such net sales reach $15 million. If net sales exceed $15 million, the Compensation Committee will determine the appropriate level of incentive compensation. Pursuant to his employment agreement, Mr. DeSimone was also entitled to incentive compensation for Fiscal 1997 of up to $100,000 if certain performance goals were achieved (which did not occur). In addition, Mr. DeSimone was granted (i) an option to purchase 30,000 shares at an exercise price of $2.375 per share, which option vests in three equal annual installments beginning September 3, 1997 and expires September 3, 2001, (ii) an option (which has terminated) to purchase 5,000 shares of Common Stock at an exercise price of $2.375 per share if the Company achieved certain performance goals (which did not occur), and (iii) an option to purchase 5,000 shares of Common Stock at an exercise price of $2.375 per share, which option will vest on September 3, 1997, if the Company achieves certain performance goals during the first six months of Fiscal 1998. In addition, the Company has agreed to issued to Mr. DeSimone, during Fiscal 1998 and Fiscal 1999, options to acquire at least an additional 10,000 shares of Common Stock, subject to the Company achieving, in such fiscal years, performance goals to be determined by the Compensation Committee. Mr. DeSimone's employment agreement is automatically renewed annually unless notice of non-renewal is given by either party at least 90 days prior to the end of the then current term. In the event that Mr. DeSimone's employment is terminated by the Company without cause, Mr. DeSimone would continue to receive his salary for a period equal to the lesser of (i) two months, and (ii) the balance of the term of his employment agreement. Mr. DeSimone's employment agreement also provides that, for a period of two years following his termination of employment, he will not, in any capacity, compete with the Company.

         The Company maintains a $1,500,000 key person insurance policy on the life of Mr. Flohr, of which the Company is the beneficiary for $1,000,000 and Ms. Jacobs (Mr. Flohr's wife) is the beneficiary for $500,000. Ms. Jacobs reimburses the Company for the cost of her pro rata share of the policy. The Company also maintains a $500,000 key person insurance policy on the life of Mr. Ross, of which the Company is the sole beneficiary.

CERTAIN TRANSACTIONS

         Mr. Flohr and Ms. Jacobs own the Company's Wilmington, North Carolina facility, including the land on which the facility is located, and lease it to the Company pursuant to a triple net lease. The Company is responsible for all costs and expenses, including applicable taxes, relating to the facility. In April 1996, the Company exercised the first of two successive three-year options to extend the lease term until April 30, 1999. In accordance with the lease terms, effective May 1, 1996, the annual base rent was increased from $60,000 to $75,360 (the fair market rental value of the facility as of the beginning of the renewal term). In addition, Mr. Flohr and Ms. Jacobs allow the Company to use approximately 9,000 square feet of a 1.4 acre adjacent tract of land owned by them as a parking area for the Company's employees and customers, in consideration for which the Company provides minimal maintenance of the parking area and pays $330 per year of real estate taxes on the tract of land. The Company believes that the terms and conditions of the lease are no less favorable to the Company than those available from unaffiliated third parties. The facility is being fully utilized and Mr. Flohr and Ms. Jacobs have offered to construct an additional building to the Company's specifications on the adjacent tract, and to lease such building, when constructed, to the Company on terms similar to the existing lease, including at a rental no greater than fair market value at the commencement of the lease term.


                           APPROVAL OF THE ISSUANCE OF
                                THE RIGHTS SHARES
                           (ITEM 2 ON THE PROXY CARD)

BACKGROUND

         During the week of March 31, 1997, the Company completed a private placement (the "March 1997 private placement"), through JLR as the placement agent, pursuant to which the Company issued an aggregate of 833,667 shares of Common Stock (the "Original Shares") to the investors (the "Investors") participating therein. Accompanying each of the Original Shares was the right, under certain circumstances, to receive additional shares of Common Stock in accordance with the terms of a "contingent value right" (the "Rights"). The Company sold the Original Shares and Rights at a price of $6.00 per Original Share and received net proceeds of approximately $4,370,000 (after payment of fees and expenses of approximately $632,000), which has been, and will be, used for working capital, including for the marketing of the Company's TV-based video phone, C-Phone Home(TM), and funding anticipated increases in inventories and receivables related to the commercialization of C-Phone Home.

         The Investors have the right to register, under the Securities Act of 1933 (the "1933 Act"), the Original Shares and the shares of Common Stock issuable upon exercise of the Rights (the "Rights Shares"). In accordance with the terms of such registration right, the Company prepared at its expense, and filed on April 16, 1997 with the Securities and Exchange Commission (the "SEC"), a registration statement on Form S-3 (the "Registration Statement") under the 1933 Act covering the Original Shares and the maximum number of Rights Shares. The Company has agreed to use its reasonable best efforts to (i) have the Registration Statement declared effective by the SEC, and (ii) maintain the Registration Statement current for the lesser of one year after the date that the Registration Statement is declared effective (the "Effective Date"), or until the securities included in the Registration Statement have been sold thereunder. In connection with the March 1997 private placement, Daniel Flohr, President and Chief Executive Officer of the Company, delivered to JLR, as escrow agent for the Investors, an aggregate of 250,000 of his own shares of Common Stock, which shares will be forfeited at the rate of 1,000 shares a day if the Effective Date does not occur on or before July 19, 1997; and, in the event that the Effective Date does not occur on or before October 17, 1997, the remaining escrowed shares will be forfeited.

         In consideration for JLR's services as placement agent in the March 1997 private placement, the Company (i) paid JLR a fee of $450,180 (or 9% of the gross proceeds received by the Company in the placement), (ii) agreed to reimburse JLR for up to $25,000 of its out-of-pocket expenses, and (iii) issued to WBM LLC, an affiliate of JLR, warrants (the "1997 Warrants") to acquire an aggregate of 150,000 shares of Common Stock at an exercise price of $9.60 per share (120% of the closing bid price for the Common Stock on The Nasdaq National Market on the trading day immediately prior to the first closing of the placement). The 1997 Warrants expire 90 days after the Effective Date and the shares of Common Stock issuable upon exercise of the 1997 Warrants have been included in the Registration Statement.

TERMS OF THE RIGHTS

         The Rights are automatically exercised at the time, and from time to time, as the Original Shares are first publicly sold through a broker dealer after the Effective Date, and expire one year after the Effective Date. The terms of the Rights provide that, upon the first such sale of any Original Shares at a price of less than $8.00 per share, the seller of the Original Shares will automatically receive, for each such Original Share sold, without the payment of any additional consideration, such number of Rights Shares as equals (i) $8.00 divided by the Adjusted Price, minus (ii) one; where the Adjusted Price will equal the greater of (x) the average closing bid price per share of Common Stock on The Nasdaq National Market for the ten trading days immediately preceding the date of sale of the Original Shares, or (y) $2.00. Although the average closing bid price of the Common Stock on The Nasdaq National Market since the closing of the March 1997 private placement through May 30, 1997 has not been below $8.00 per share, it is theoretically possible (if all the Original Shares are sold during such one-year period at a time when the Adjusted Price is $2.00) that the Company will be required to issue an additional 2,501,001 Rights Shares. The holders of the Rights, and the Rights Shares issuable upon exercise thereof, are not entitled to any preemptive rights.

REASONS FOR THE PROPOSAL

         The rules of The Nasdaq National Market require that a company, whose common stock is listed on The Nasdaq National Market, obtain shareholder approval prior to the issuance by such company of additional shares of common stock, in a transaction (or series of related transactions), other than a public offering, when (i) the number of shares of comon stock being issued equals or exceeds 20% or more of the number of shares of common stock outstanding before such transaction (or series of related transactions), and (ii) the shares of common stock are being sold at a price per share which is less than the greater of the per share book value or the per share market value of the common stock as of the time of the transaction. On March 31, 1997, when the first closing under the March 1997 private placement occurred, the last reported sale price of the Common Stock on The Nasdaq National Market was $8.50 per share, and during the week immediately prior thereto, the highest reported last sale price of the Common Stock was $9.188 per share. The issuance of any Rights Shares in excess of a nominal amount, when combined with the number of Original Shares issued in the 1997 Placement, will exceed 20% of the number of shares of Common Stock outstanding immediately prior to the March 1997 private placement. As a result of the foregoing, and in order for the Company's Common Stock to continue to be listed on The Nasdaq National Market, the Company is required to obtain shareholder approval prior to the issuance of the Rights Shares.

         If the proposal to approve the issuance of the Rights Shares is not approved by the shareholders of the Company, and the Rights Shares are required to be issued in accordance with the terms of the Rights, the Company will fail to meet the continued listing requirements of The Nasdaq National Market, and the Company anticipates that the Common Stock will be removed from listing on The Nasdaq National Market. The Company has agreed with the Investors in the March 1997 private placement to (i) include a proposal to approve the issuance of the Rights Shares in these proxy materials, and (ii) use its best efforts to cause the Company's Board of Directors to recommend (and not withdraw) approval of such proposal to the Company's shareholders.

         The Company entered into, and consummated, the March 1997 private placement based on a determination by its Board of Directors that the Company's then level of cash and cash equivalents was inadequate to permit the Company to continue in existence for a sustained period. While the Board of Directors considered the potential disadvantages of the possible issuance of the Rights Shares, including (i) the potential dilution of the voting power per share of Common Stock, (ii) the potential dilution of the Common Stock book value, and
(iii) the potential negative impact on earnings per share of Common Stock, after lengthy and extensive negotiations with several investment banking firms and potential investors, the Board of Directors determined that it was in the best interests of the Company and its shareholders for the Company to proceed with the March 1997 private placement based on the Board's belief that the March 1997 private placement offered the most favorable terms then available to the Company given the then existing market conditions and the Company's then need for additional cash resources.

REQUIRED VOTE

         The approval of the issuance of the Rights Shares will require the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of shares entitled to vote.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE ISSUANCE OF THE RIGHTS SHARES.


     APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
           TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                           (ITEM 3 ON THE PROXY CARD)

BACKGROUND

         On May 8, 1997, the Board of Directors unanimously adopted, subject to shareholder approval at the Annual Meeting, an amendment (the "Common Stock Amendment") to the Company's Certificate of Incorporation (the "Certificate") which would increase the number of shares of Common Stock which the Company would be authorized to issue.

         The Company's Certificate currently authorizes the issuance of up to 10 million shares of Common Stock. As of May 30, 1997, there were 5,202,856 shares of Common Stock outstanding, 2,501,001 shares of Common Stock reserved for issuance upon exercise of the Rights, 482,844 shares of Common Stock reserved for issuance upon exercise of stock options granted or available for grant pursuant to the Stock Option Plan, and 350,000 shares of Common Stock reserved for issuance upon exercise of currently outstanding warrants. As a result, only 1,463,299 shares of Common Stock are unreserved and available for future issuance.

REASONS FOR THE PROPOSED AMENDMENT

         The Board of  Directors  believes  that  approval  of the Common  Stock
Amendment to increase the number of authorized but unissued shares of Common Stock is in the best interests of the Company and its shareholders, as it would permit the Company to have additional shares of Common Stock available for issuance to meet the Company's future business needs as they arise. The Company has no present arrangements, agreements, understandings or plans for the issuance or use of the additional shares of Common Stock proposed to be authorized by the Common Stock Amendment; however, if C-Phone Home gains market acceptance (of which there can be no assurance), the Company's pricing strategy and the very substantial investment which would then be required by the Company for manufacturing, inventory build-up and marketing expenditures related to the commercialization of C-Phone Home, may require the Company to obtain additional working capital before the end of the current calendar year. The Company has commenced the planning process to raise such funds. The Board of Directors believes that the availability of additional shares of Common Stock will provide the Company with the flexibility to issue shares of Common Stock for such purpose, as well as for a variety of other proper corporate purposes as the Board of Directors may deem advisable without further action by the Company's shareholders, except as may be required by law, regulation or the requirements of The Nasdaq National Market, on which the Common Stock is listed. These other purposes could include, among other things, the purchase of property, the acquisition of other companies, the use of shares of Common Stock for various equity compensation and other employee benefit plans and the declaration of Common Stock dividends or distributions.

TERMS OF THE PROPOSED AMENDMENT

         The Board of Directors of the Company is proposing to amend the Certificate to increase the number of shares of Common Stock from ten million shares of common stock to twenty million shares of common stock. If the Common Stock Amendment is approved by the shareholders, Article FOURTH of the Certificate would be amended to read in its entirety substantially as follows:

         "FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is twenty million (20,000,000) shares of common stock, $.01 par value."

EFFECTS OF THE PROPOSED AMENDMENT

         Depending upon the circumstances in which additional shares of Common Stock are issued, the overall effects of such issuance may be to render more difficult or to discourage a merger, tender offer, proxy contest or the assumption of control by a holder of a large block of Common Stock and the removal of incumbent management. Management of the Company is not currently aware of any possible takeover attempts of the Company, and the Common Stock Amendment is not in response to any effort by any party to accumulate the Common Stock or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise. The Common Stock Amendment is not part of a plan to recommend a series of similar amendments to the shareholders and, except as set forth below under "Approval of the Amendment to the Company's Certificate of Incorporation to Authorize Preferred Stock", the Board of Directors does not contemplate recommending the adoption of any other amendments to the Certificate which could be construed to affect the ability of third parties to take over or change the control of the Company.

         Holders of Common Stock are not entitled to preemptive rights, and to the extent that any additional shares of Common Stock or securities convertible into Common Stock may be issued on other than a pro rata basis to current shareholders, the present ownership portion of current shareholders may be diluted. Based on the Certificate and the Company's By-laws and the applicable provisions of the New York Business Corporation Law, shareholders will have no dissenters' or similar rights with respect to the adoption of the Common Stock Amendment or upon the issuance of any shares of Common Stock thereunder.

         If the proposal set forth below under the caption "Approval of the Amendment to the Company's Certificate of Incorporation to Authorize Preferred Stock" also is approved by the shareholders at the Annual Meeting, Article FOURTH will be replaced by the text set forth below under such caption.

REQUIRED VOTE

         The approval of the Common Stock Amendment requires the affirmative vote by the holders of a majority of all outstanding shares of Common Stock entitled to vote at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE COMMON STOCK AMENDMENT.


     APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
                          TO AUTHORIZE PREFERRED STOCK
                           (ITEM 4 ON THE PROXY CARD)

BACKGROUND

         On May 8, 1997, the Board of Directors unanimously approved, subject to shareholder approval at the Annual Meeting, an amendment to the Certificate (the "Preferred Stock Amendment") which would authorize the Company to issue, from time to time, as determined by the Board of Directors, up to one million shares of preferred stock, par value $.01 per share (the "Preferred Stock"). The Certificate currently does not authorize the issuance of shares of Preferred Stock.

REASONS FOR THE PROPOSED AMENDMENT

         The Board of Directors believes that the approval of the Preferred Stock Amendment is advisable and in the best interests of the Company and its shareholders, as it would permit the Company to have shares of Preferred Stock available for issuance to meet the Company's future business needs as they arise. The Company has no present arrangements, agreements, understandings or plans for the issuance or use of the shares of Preferred Stock proposed to be authorized by the Preferred Stock Amendment; however, as previously mentioned, if C-Phone Home gains market acceptance (of which there can be no assurance), the commercialization of C-Phone Home, may require the Company to obtain additional working capital before the end of the current calendar year. The Company anticipates that such funds should be available through the sale of its securities. Depending upon market conditions existing at such time and the Company's then financial condition, among other factors, the Company may not be able to effect an offering of its shares of Common Stock or such an offering may not be in the best interests of the Company and its shareholders due, among other reasons, to the dilutive nature thereof on existing shareholders. As a result, it may be necessary or desirable to effect an offering of securities senior to or convertible into shares of Common Stock or securities which have rights not otherwise afforded to the holders of Common Stock. The purpose of the Preferred Stock Amendment is to give the Company the flexibility to issue Preferred Stock, if the Board of Directors determines that such action is in the best interests of the Company and its shareholders, as an alternate means of financing. The Board of Directors believes that the availability of shares of Preferred Stock will provide the Company with the flexibility to issue shares of Preferred Stock for such purpose, as well as for a variety of other proper corporate purposes as the Board of Directors may deem advisable without further action by the Company's shareholders, except as may be required by law, regulation or the requirements of The Nasdaq National Market, on which the Common Stock is listed. These other purposes could include, among other things, the purchase of property, the acquisition of other companies and the use of shares of Preferred Stock for various equity compensation and other employee benefit plans.

TERMS OF THE PROPOSED AMENDMENT

         If the Preferred Stock Amendment is approved by shareholders, and the Common Stock Amendment described above under "Approval of the Amendment to the Company's Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock" is also so approved, Article FOURTH of the Certificate would be amended to read in its entirety substantially as follows:

                  "FOURTH: (a) The aggregate number of shares which the Corporation shall have the authority to issue is twenty-one million (21,000,000) shares, which shall consist of twenty million (20,000,000) shares of common stock, $.01 par value ("Common Shares"), and one million (1,000,000) shares of preferred stock, $.01 par value ("Preferred Shares"). Except as otherwise provided in accordance with this Certificate of Incorporation, the Common Shares shall have unlimited voting rights, with each Common Share being entitled to one vote, and the right to receive the net assets of the Corporation upon dissolution, with each Common Share participating on a pro rata basis.

                    (b) The Board of Directors is authorized, from time to time and without shareholder action, to provide for the issuance of Preferred Shares in one or more series not exceeding in the aggregate the number of Preferred Shares authorized by this Certificate of Incorporation, as amended from time to time; and to determine with respect to each such series the voting powers, if any (which voting powers, if granted, may be full or limited), designations, preferences and relative, participating, option or other special rights, and the qualifications, limitations or restrictions relating thereto, including without limiting the generality of the foregoing (i) the voting rights, if any, relating to Preferred Shares of any series (which may be one or more votes per share or a fraction of a vote per share or no vote per share, which may vary over time and which may be applicable generally or only upon the happening and continuance of stated events or conditions), (ii) the rate of dividend, if any, to which holders of Preferred Shares of any series may be entitled (which may be cumulative or noncumulative), (iii) the rights of holders of Preferred Shares of any series in the event of liquidation, dissolution or winding up of the affairs of the Corporation, (iv) the rights, if any, of holders of Preferred Shares of any series to convert or exchange such Preferred Shares of such series for shares of any other class or series of capital stock, or for any other securities, property or assets, of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, and the time or times during which a particular price or rate shall be applicable), (v) whether or not the Preferred Shares of any series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemptions, which amount may vary under different conditions and at different dates, and (vi) whether any Preferred Shares of any series shall be redeemed pursuant to a retirement or sinking fund or otherwise and the terms and conditions of such obligation.

                    (c) Before the Corporation shall issue any Preferred Shares of any series, a Certificate of Amendment to this Certificate of Incorporation fixing the voting powers, designations, preferences, the relative, participating, option or other rights, if any, and the qualifications, limitations and restrictions, if any, relating to the Preferred Shares of such series, and the number of Preferred Shares of such series authorized by the Board of Directors to be issued shall be filed with the Department of State of the State of New York in accordance with the New York Business Corporation Law and shall become effective without any shareholder action. The Board of Directors is further authorized to increase or decrease (but not below the number of Preferred Shares of any series then outstanding) the number of shares of such series subsequent to the issuance of shares of such series."

         In the event that the Preferred Stock Amendment is approved by shareholders and the Common Stock Amendment described above under "Approval of the Amendment to the Company's Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock" is not so approved, the following paragraph (a) would be substituted for paragraph (a) of proposed Article FOURTH set forth immediately above:

               "(a) The aggregate number of shares which the Corporation shall have the authority to issue is eleven million (11,000,000) shares, which shall consist of ten million (10,000,000) shares of common stock, $.01 par value ("Common Shares"), and one million (1,000,000) shares of preferred stock, $.01 par value ("Preferred Shares"). Except as otherwise provided in accordance with this Certificate of Incorporation, the Common Shares shall have unlimited voting rights, with each Common Share being entitled to one vote, and the right to receive the net assets of the Corporation upon dissolution, with each Common Share participating on a pro rata basis."

EFFECTS OF THE PROPOSED AMENDMENT

         The proposed Preferred Stock Amendment will give the Board of Directors the express authority, without further action of the shareholders, to issue shares of Preferred Stock from time to time in one or more series and to fix before issuance with respect to each series (i) the designation and the number of shares to constitute each series, (ii) the liquidation rights and preferences, if any, (iii) the dividend rights (which could be senior to the Common Stock) and interest rates, if any, (iv) the rights and terms of redemptions, (v) whether the shares of Preferred Stock are to be convertible or exchangeable into shares of Common Stock or other securities of the Company, and the rates thereof, (vii) any limitation on the payment of dividends on the Common Stock while any shares of Preferred Stock are outstanding, (viii) the voting power, if any, of the shares of Preferred Stock in addition to the voting rights provided by law, which voting power may be general or special, and (ix) such other provisions as will not be inconsistent with the Certificate. All the shares of any one series of Preferred Stock will be identical in all respects. Holders of any series of Preferred Stock, when and if issued, may have priority claims to dividends and to any distribution upon liquidation of the Company, and may have other preferences over the Common Stock, including a preferential right to elect directors in the event that Preferred Stock dividends (if the Preferred Stock carries a dividend) are not paid for a specified period.

         The specific terms of any Preferred Stock to be authorized pursuant to the Preferred Stock Amendment will depend primarily on market conditions, and other factors existing at the time of issuance. The Board of Directors currently has no plans, understandings or agreements for issuing any shares of Preferred Stock, and does not intend to issue any Preferred Stock, except on terms which it deems to be in the best interests of the Company and its shareholders. The Board of Directors has considered the potential disadvantages to the issuance of Preferred Stock (such as the negative impact a Preferred Stock dividend may have on the Company's earnings per share, if any, the liquidating preference the Preferred Stock would have over the Common Stock and the potential dilution of any shareholders' equity to the extent that Preferred Stock, when and if issued, may be redeemable or convertible into Common Stock); however, the Board of Directors believes that the advantages of future flexibility afforded by the ability to issue Preferred Stock outweigh the disadvantages, and would be in the best interests of the Company and its shareholders.

         It is not possible to state the precise effects of the authorization of the Preferred Stock upon the rights of the holders of Common Stock until the Board of Directors determines to issue Preferred Stock and sets the respective preferences, limitations and relative rights of the holders of each class or series of Preferred Stock so issued. However, such effects might include (i) reduction of the amount otherwise available for payment of dividends on the Common Stock, to the extent dividends are payable on any issued Preferred Stock,
(ii) restrictions on dividends on the Common Stock, (iii) dilution of the voting power of the Common Stock to the extent that the Preferred Stock has voting rights, (iv) conversion of the Preferred Stock into Common Stock at such prices as the Board determines, which could include issuance at or below the fair market value or original issue price of the Common Stock, and (v) the holders of Common Stock not being entitled to participate in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to holders of the Preferred Stock.

         Depending upon the circumstances in which shares of Preferred Stock are issued, the overall effects of such issuance may be to render more difficult or to discourage a merger, tender offer, proxy contest or the assumption of control by a holder of a large block of Common Stock and the removal of incumbent management. The Board of Directors, when it deems it in the best interests of the Company and its shareholders, also could authorize holders of a series of Preferred Stock to vote either separately as a class or with the holders of Common Stock, on any merger, sale or exchange of assets by the Company or on any other extraordinary corporate transaction. The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company, should the Board of Directors consider the action of such entity or person not to be in the best interests of the shareholders and the Company. In addition, the mere existence of a class of authorized Preferred Stock could have the effect of discouraging unsolicited takeover attempts. As stated above, management of the Company is not currently aware of any possible takeover attempts of the Company, and the Preferred Stock Amendment is not in response to any effort by any party to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise. The Preferred Stock Amendment is not part of a plan to recommend a series of similar amendments to the shareholders and, except as set forth above under "Approval of the Amendment to the Company's Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock", the Board of Directors does not contemplate recommending the adoption of any other amendments to the Certificate which could be construed to affect the ability of third parties to take over or change the control of the Company.

         Holders of Common Stock will not be entitled to preemptive rights with respect to any issuance of shares of Preferred Stock. Based on the Certificate and the Company's By-laws and the applicable provisions of the New York Business Corporation Law, shareholders will have no dissenters' or similar rights with respect to the adoption of the Preferred Stock Amendment or upon the issuance of shares of Preferred Stock thereunder.

REQUIRED VOTE

         The approval of the Preferred Stock Amendment requires the affirmative vote by the holders of a majority of all outstanding shares of Common Stock entitled to vote at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PREFERRED STOCK AMENDMENT.


                      SELECTION OF INDEPENDENT ACCOUNTANTS
                           (ITEM 5 ON THE PROXY CARD)

         The Board of Directors has selected, subject to ratification by the shareholders of the Company at the Annual Meeting, the firm of Coopers & Lybrand L.L.P. as the independent accountants to audit the Company's financial statements for its fiscal year ending February 28, 1998. Coopers & Lybrand L.L.P. has served as the independent accountants for the Company for more than the past five years and is, therefore, familiar with the affairs and financial procedures of the Company. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting, will have the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

         The ratification of the selection of Coopers & Lybrand L.L.P. as independent accountants for the current fiscal year requires the affirmative vote of a majority of the votes cast on the matter at the Annual Meeting by the holders of shares entitled to vote.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.


               SHAREHOLDERS' PROPOSALS FOR THE 1998 ANNUAL MEETING

         A shareholder who desires to include a proposal in the proxy material relating to the 1998 Annual Meeting of shareholders of the Company must submit the same in writing, so as to be received at the principal executive office of the Company (to the attention of the Secretary) on or before February 28, 1998 for such proposal to be considered for inclusion in the proxy statement for such Annual Meeting. Such proposal must also meet the other requirements of the Securities and Exchange Commission relating to shareholder proposals required to be included in the Company's proxy statement.

                                  OTHER MATTERS

         The Board of Directors does not know of any other business to be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment.

         The Company will bear the cost of the Annual Meeting and the cost of soliciting proxies in the accompanying form, including the cost of mailing this proxy statement. In addition to solicitation by mail, directors, officers and regular employees of the Company (none of whom will be additionally compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward forms of proxy and proxy materials to their principals and the Company will reimburse them for their reasonable expenses in connection therewith.

         This  Proxy   Statement   incorporates  by  reference  the  information
contained in Item 6 - "Management's Discussion and Analysis or Plan of Operations" and Item 7 - "Financial Statements" of the Company's Annual Report on Form 10-KSB ("Form 10-KSB") for the fiscal year ended February 28, 1997, which is included in the Company's 1997 Annual Report to Shareholders. THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST, A COPY OF ITS FORM 10-KSB INCLUDING THE FINANCIAL STATEMENTS, NOTES TO THE FINANCIAL STATEMENTS AND THE FINANCIAL SCHEDULES CONTAINED THEREIN. Copies of any exhibits thereto also will be furnished upon the payment of a reasonable duplicating charge. Written requests for copies of any such materials should be directed to Paul H. Albritton, Chief Financial Officer, C-Phone Corporation, 6714 Netherlands Drive, Wilmington, North Carolina 28405.

                                    By Order of the Board of Directors


                                    Tina L. Jacobs
                                    SECRETARY
June --, 1997



         PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                               C-PHONE CORPORATION
            PROXY - ANNUAL MEETING OF SHAREHOLDERS - AUGUST __, 1997
                 (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

         The undersigned shareholder of C-Phone Corporation (the "Company") hereby constitutes and appoints Daniel P. Flohr, Tina L. Jacobs and Paul H. Albritton, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of the Company's Comon Stock which the undersigned is entitled to vote at the Annual Meeting of shareholders to be held at the Landfall Park Hampton Inn & Suites, 1989 Eastwood Road, Wilmington, North Carolina on August 1, 1997, at 9:00 a.m., and at any adjournments thereof, upon the following proposals which are more fully described in the notice of, and proxy statement for, the Annual Meeting.

(1)      Election of Directors      FOR all nominees listed below (except    |_|         WITHHOLD AUTHORITY    |_|
                                    as marked to the contrary below)                     to vote for all nominees

               DANIEL P. FLOHR, SEYMOUR L. GARTENBERG, TINA L. JACOBS, DONALD S. MCCOY, E. HENRY MIZE, STUART E. ROSS

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

                                                                      ---------------------------


(2) Proposal to approve the issuance of the Rights Shares.                               |_|   FOR    |_|   AGAINST   |_|   ABSTAIN

(3) Proposal to approve the amendment to the Company's Certificate of Incorporation      |_|   FOR    |_|   AGAINST   |_|   ABSTAIN
    to authorize ten million additional shares of Common Stock.

(4) Proposal to approve the amendment to the Company's Certificate of Incorporation to   |_|   FOR    |_|   AGAINST   |_|   ABSTAIN
    authorize the issuance of up to one million shares of preferred stock.

(5) Proposal to ratify the selection of Coopers & Lybrand L.L.P. as the Company's        |_|   FOR    |_|   AGAINST   |_|   ABSTAIN
    independent accountants for the fiscal year ending February 28, 1998.

    EACH OF THE  FOREGOING  MATTERS  HAS BEEN  PROPOSED  BY THE  COMPANY  AND IS
    INDEPENDENT AND NOT CONDITIONED ON THE APPROVAL OF ANY OTHER MATTER.

(6) In their discretion, upon such other matters as properly may come before the Annual Meeting.

                  (Continued and to be signed on reverse side.)

         Said attorneys and proxies, or their substitutes (or if only one, that one) at said Annual Meeting, and any adjournments thereof, may exercise all of the powers hereby given. Any proxy heretofore given is hereby revoked.

         Receipt  is   acknowledged   of  the   Notice  of  Annual   Meeting  of
shareholders, the Proxy Statement accompanying said Notice and the Annual Report to shareholders for the fiscal year ended February 28, 1997.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND EACH OF THE ABOVE PROPOSALS.

         IN WITNESS WHEREOF, the undersigned has signed this proxy.

                                     Dated:                               , 1997
                                           ------------------------------

                                     -------------------------------------
                                     Shareholder(s) signature

                                     -------------------------------------
                                     Shareholder(s) signature


                                     NOTE:  Signature(s)  of shareholder  should
                                     correspond  exactly with the name(s)  shown
                                     hereon.  If shares are held  jointly,  both
                                     holders should sign. Attorneys,  executors,
                                     administrators,   trustees,   guardians  or
                                     others signing in a representative capacity
                                     should  give  their  full  titles.  Proxies
                                     executed  in  the  name  of  a  corporation
                                     should   be   signed   on   behalf  of  the
                                     corporation   by  its  president  or  other
                                     authorized officer.


I DO |_| DO NOT |_| EXPECT TO ATTEND THE ANNUAL MEETING.


NOTE: This proxy, properly filled in, dated and signed, should be returned promptly in the enclosed envelope.